Exhibit 99.1

ROBBINS ARROYO LLP

BRIAN J. ROBBINS (190264)

CRAIG W. SMITH (164886)

JENNY L. DIXON (192638)

GINA STASSI (261263)

600 B Street, Suite 1900

San Diego, CA 92101

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

THE LAW OFFICE OF MARTIN LAX

MARTIN LAX (138991)

42-580 Caroline Court, Suite A

Palm Desert, CA 92211

Telephone: (760) 346-8583

Facsimile: (760) 773-9597

Attorneys for Plaintiff

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF RIVERSIDE

MELISSA HESS, Derivatively on Behalf of	) Case No. INC 10010407
HECKMANN CORPORATION,	)
)
Plaintiff,	)
v.	)
) NOTICE OF PENDENCY AND PROPOSED
RICHARD J. HECKMANN, DONALD G.	) SETTLEMENT OF SHAREHOLDER
EZZELL, LOU L. HOLTZ, ALFRED E.	) DERIVATIVE ACTION
OSBORNE, JR., DAN QUAYLE,	)
ANDREW D. SEIDEL, EDWARD A.	)
BARKETT, XU HONG BIN, and DOES 1-)
25, inclusive,	)
)
Defendants,	)
-and-)
)
HECKMANN CORPORATION, a Delaware	)
corporation,	)
) Judge: Hon. John G. Evans
Nominal Defendant.	) Dept. 2F
) Date Action Filed: November 18, 2010

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

TO:	ALL CURRENT OWNERS OF HECKMANN CORPORATION (“HECKMANN” OR THE “COMPANY”) COMMON STOCK:

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF A SHAREHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A CURRENT HECKMANN SHAREHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Superior Court of the State of California, County of Riverside (the “Court”), a proposed Settlement1 has been reached by the parties to the following shareholder derivative action brought on behalf of Heckmann: Hess v. Heckmann, Case No. INC 10010407, pending in the Court (the “Action”).

As explained below, the Court will hold a Settlement Hearing on June 24, 2013, at 8:30 a.m., before the Honorable John G. Evans, at the Larson Justice Center, Department 2F, 46-200 Oasis Street, Indio, California 92201, to determine whether to approve the Settlement. You have an opportunity to be heard at this hearing.

The terms of the Settlement are set forth in the parties’ Stipulation of Settlement dated April 1, 2013 (the “Stipulation”) and summarized in this Notice. If approved by the Court, the Settlement will fully resolve the Action, including the dismissal of the Action with prejudice. For a more detailed statement of the matters involved in the Action, the Settlement, and the terms discussed in this notice, the Stipulation may be inspected at the Clerk of Court’s office, Larson Justice Center, 46-200 Oasis Street, Indio, California 92201. The Stipulation is also available for viewing on the website of Heckmann:

(http://ir.heckmanncorp.com/phoenix.zhtml?c=217286&p=irol-DerivativeSettlement), as well as the website of Robbins Arroyo LLP (http://www.robbinsarroyo.com/notices.html).

This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and settlement of the Action.

[1]	All capitalized terms not otherwise defined are defined in Section I below.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

There Is No Claims Procedure. This case was brought to protect the interests of Heckmann and its shareholders. The Settlement will result in changes to the Company’s corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.	DEFINITIONS USED IN THIS NOTICE

As used in this Notice, the following terms have the meanings specified below:

1. “Action” means the shareholder derivative action filed in the Court, captioned Hess v. Heckmann, Case No. INC 10010407.

2. “Court” means the Superior Court of California, County of Riverside.

3. “Current Heckmann Shareholders” means any Person who owned Heckmann common stock as of the date of the execution of the Stipulation and who continue to hold their Heckmann common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Heckmann, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

4. “Defendants” means, collectively, nominal defendant Heckmann and the Individual Defendants.

5. “Defendants’ Related Persons” means each of a Defendant’s respective past or present officers, directors, employees, attorneys, accountants, auditors, banks or investment bankers, underwriters, advisors, insurers, co-insurers, reinsurers, agents, heirs, executors, personal or legal representatives, estates, administrators, predecessors, successors, assigns, parent entities, subsidiaries, divisions, joint ventures, affiliates, any entity in which Heckmann or an Individual Defendant or any member(s) of his family have an interest, spouses, associates, any members of his immediate family, or any trust of which that person is a settler or which is for the benefit of that person and/or member(s) of that person’s family and Xu Hong Bin.

6. “Defendants’ Released Claims” means any and all actions, suits, claims, debts, rights, liabilities and causes of action of every nature, including both known and Unknown Claims (as defined herein), that could be asserted in any forum by any of Defendants’ Released

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

Parties against Plaintiff’s Releasing Parties, or any other Defendants’ Released Parties, that arise out of or relate in any way to the institution, prosecution, or settlement of the Action (except for any claims to enforce the Settlement); provided, however, that the Defendants, by virtue of the Stipulation, have not released, relinquished, or discharged Heckmann’s insurers from, and Defendants’ Released Claims do not include, any claims, rights, or causes of action against Heckmann’s insurers. Excluded from the term “Defendants’ Released Claims” are the claims alleged in the Federal Class Action, In re Heckmann Corporation Securities Litigation, Case No. 1:10-cv-00378-LPS-MPT (D. Del.).

7. “Defendants’ Released Parties” means Defendants and Defendants’ Related Persons. “Defendants’ Released Party” means, individually, any of the Defendants’ Released Parties.

8. “Effective Date” means the date by which the events and conditions specified in paragraph 6.1 of the Stipulation have been met and have occurred.

9. “Federal Class Action” means the class action filed on May 6, 2010, originally captioned Gielata v. Heckmann, Case No. 1:10-cv-00378-LPS-MPT (D. Del.), and re-captioned In re Heckmann Corporation Securities Litigation, Case No. 1:10-cv-00378-LPS-MPT on August 24, 2010.

10. “Federal Court” means the U.S. District Court for the District of Delaware.

11. “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving the Stipulation, substantially in the form of Exhibit E attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; (2) if an appeal has been filed, the court of appeals or other appropriate court has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the incentive amount, including the Fee and Expense Amount (as defined in paragraph 4.1, infra), or the Incentive Amount (as

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

defined in paragraph 4.7, infra). Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the Fee and Expense Amount, including, but not limited to, the Incentive Amount, shall not in any way delay or preclude the Judgment from becoming Final.

12. “Heckmann” or the “Company” means nominal defendant Heckmann Corporation, a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.

13. “Individual Defendants” means Richard J. Heckmann, Donald G. Ezzell, Lou L. Holtz, Alfred E. Osborne, Jr., James Danforth Quayle, Andrew D. Seidel, and Edward A. Barkett.

14. “Judgment” means the Order and Final Judgment to be rendered by the Court, substantially in the form attached to the Stipulation as Exhibit E.

15. “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

16. “Plaintiff” means Melissa Hess, individually and derivatively on behalf of nominal defendant Heckmann.

17. “Plaintiff’s Counsel” means Robbins Arroyo LLP and the Law Office of Martin Lax.

18. “Plaintiff’s Released Claims” means any and all actions, suits, liabilities, debts, claims, rights, and causes of action of every nature, whether based on federal, state, local, statutory, or common law or any other law, rule, or regulation, including both known and “Unknown Claims” (as defined herein), existing or potentially existing derivatively on behalf of Heckmann or directly by Heckmann, that have been asserted or could have been asserted by Heckmann or Plaintiff’s Releasing Parties against Defendants’ Released Parties: (a) in the Action; (ii) based on or related to the actual or alleged facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act at issue in the Action, including all matters

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

alleged in the complaint filed in the Action; and (iii) any and all claims arising out of, relating to, or in connection with the defense, Settlement, or resolution of the Action, except for any claims to enforce the Settlement. Excluded from the term “Plaintiff’s Released Claims” are the claims alleged in the Federal Class Action, In re Heckmann Corporation Securities Litigation, Case No. 1:10-cv-00378-LPS-MPT (D. Del.).

19. “Plaintiff’s Related Persons” means each and all of Plaintiff’s immediate family members, spouses, heirs, executors, administrators, successors, trustees, attorneys, personal or legal representatives, advisors, assigns, or agents thereof.

20. “Plaintiff’s Releasing Parties” means Plaintiff, Plaintiff’s Related Persons, and Plaintiff’s Counsel. “Plaintiff’s Releasing Party” means, individually, any of Plaintiff’s Releasing Parties.

21. “Settlement” means the settlement and compromise of the Action as provided for herein.

22. “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.

23. “Settling Parties” means, collectively, Plaintiff (both individually and derivatively on behalf of Heckmann) and Defendants. “Settling Party” means, individually, any of the Settling Parties.

24. “SLC” means the Special Litigation Committee formed by Heckmann’s Board of Directors.

25. “SLC Counsel” means Cooley LLP and Mueller/Olivier/Whittaker LLP.

26. “Unknown Claims” means any of Plaintiff’s Released Claim(s) and any of Defendants’ Released Claim(s) that Plaintiff’s Releasing Parties or Defendants’ Released Parties do not know of or suspect to exist in his, her, or its favor at the time of the Effective Date. With respect to any and all Plaintiff’s and Defendants’ Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights, and benefits conferred by or under California Civil Code section 1542, or any other law of the United States

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of Plaintiff’s Released Claims and Defendants’ Released Claims, but the Settling Parties shall be deemed to have, and by operation of the Stipulation shall have, fully, finally, and forever compromised, settled, released, discharged, and extinguished any and all Plaintiff’s Released Claims and Defendants’ Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, whether or not concealed or hidden, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

II.	THE ACTION

On November 18, 2010, Plaintiff filed the Shareholder Derivative Complaint for Breach of Fiduciary Duty, Waste of Corporate Assets, and Unjust Enrichment (“Complaint”) in this Action. The Action arises out of Heckmann’s acquisition of China Water and Drinks, Inc. (“China Water”). The Complaint generally alleged that Defendants rushed the due diligence process in order to ensure that the China Water deal closed before the November 2009 deadline established by the terms of Heckmann’s initial public offering.2 The Complaint further alleged that Defendants’ failure to conduct sufficient due diligence caused the the Company to overlook

[2]	Defendant Xu Hong Bin has not appeared in this action.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

evidence of financial and accounting fraud at China Water, proceed with the acquisition, and significantly overpay for China Water. The Complaint alleged that just over a year after paying $625 million to acquire China Water, the Company wrote down the value of its China Water investment to $26 million. Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiff in the Action.

After extensive arm’s-length negotiations, the Settling Parties reached an agreement to settle the Action on the terms and conditions set forth in the Stipulation.

III.	PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff believes that the Action has substantial merit, and Plaintiff’s entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. Plaintiff and Plaintiff’s Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals. Plaintiff’s Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel are also mindful of the inherent problems of establishing demand futility at trial and overcoming the Business Judgment Rule, and the possible defenses to the claims alleged in the Action.

Plaintiff’s Counsel have conducted extensive investigation, including, inter alia: (i) reviewing Heckmann’s press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings and financial statements, and securities analysts’ reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching and analyzing the applicable law and regulations with respect to the claims alleged in the Action and the potential defenses thereto, and enlisting the assistance of a forensic accountant in evaluating the claims and possible corporate governance reforms; (iv) preparing and filing a detailed, 138-paragraph complaint; (v) conducting extensive damages analyses; (vi) reviewing and analyzing relevant filings in the Federal Class Action—including the motion to dismiss briefing and the Federal Court’s order denying the defendants’ motion to dismiss—and evaluating

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

the merits of, and Defendants’ potential liability for in connection with, the Federal Class Action; and (vii) participating in mediation on March 20, 2012 and negotiating this Settlement with Defendants. Plaintiff has also engaged in substantial written and document discovery, involving motion practice to compel responses, including: (i) the review and analysis of over 534,000 pages of documents produced by the SLC, including non-public Company documents and deposition transcripts generated in the Delaware Chancery Court action brought by Xu and Ng against Heckmann; (ii) the review and analysis of approximately 375 pages of documents from the Company; (iii) multiple written and telephonic meet and confers over the Company’s or SLC’s objections; and (iv) the review and analysis of over 1,700 entries on privilege logs. Finally, Plaintiff retained and worked closely with two transaction due diligence consultants who possess substantial experience and expertise in advising officers and directors in connection with transaction due diligence and the special problems presented by transactions involving Chinese companies.

Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Heckmann and its shareholders. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is in the best interests of Heckmann and its shareholders and has agreed to settle the Action upon the terms and subject to the conditions set forth herein.

IV.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiff in the Action. The Individual Defendants expressly have denied and continue to deny that they have committed, threatened, or attempted to commit, any violations of law, or breached any duty owed to Plaintiff, Heckmann, or its shareholders. Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. The Individual Defendants and Heckmann

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, Heckmann acknowledges that the Settlement confers substantial benefits on Heckmann and is fair, reasonable, adequate, and in the best interests of Heckmann and its shareholders.

Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred to in or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of Plaintiff’s Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

V.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable John G. Evans on June 24, 2013, at 8:30 a.m. at the Larson Justice Center, Department 2F, 46-200 Oasis Street, Indio, California 92201, to determine whether: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice to Current Heckmann Shareholders fully satisfied the requirements of California and the requirements of due process; (iii) whether the Action should be dismissed with prejudice; (iv) whether all Released Claims against the Released Persons should be fully and finally released; (v) whether the agreed-to Fee and Expense Amount should be approved; (vi) whether the Incentive Amount should be approved; and (vii) to rule upon such other matters as the Court may deem appropriate. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

VI.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation described above. The Stipulation has been filed with the Court and is also available for viewing on the website of Heckmann (http://ir.heckmanncorp.com/phoenix.zhtml?c=217286&p=irol-DerivativeSettlement), as well as the website of Robbins Arroyo LLP

(http://www.robbinsarroyo.com/notices.html). The following is only a summary of its terms.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

The Settling Parties have conducted arm’s-length negotiations over an extended period of time and have reached an agreement in good-faith to settle the Action. As consideration for the Settlement, Heckmann has agreed to adopt and/or implement certain corporate governance reforms, as discussed below.

Corporate Governance Reforms. Pursuant to the Action and the Settlement, Heckmann has implemented or will implement and maintain for a period of no less than four years following final approval of the Settlement a comprehensive set of corporate governance reforms, including reforms that establish a disclosure committee with enhanced procedures for ensuring proper information flows within the Company and vetting of public disclosures prior to publication; require appointment of a Lead Independent Director with enhanced duties and responsibilities; enhance the independence of Heckmann’s Board; strengthen Audit Committee qualifications and procedures, and broaden its mandate to include detailed oversight of material acquisitions; establish stock ownership requirements for directors and officers; adopt a compensation “clawback” policy in the event of financial restatements; and revise and enhance the Company’s insider trading policy, among other measures. These measures are set forth in Exhibit A to the Stipulation. Heckmann acknowledges that the prosecution and settlement of the Action was the sole factor in its decision to adopt and/or implement the corporate governance reforms set forth in Exhibit A.

The Company also acknowledges that the filing and prosecution of the Action was a material factor in the Company’s decision to adopt and maintain a number of corporate governance enhancements after the Complaint was filed in 2010, including a policy requiring an independent Chairman of the Board and improvements to the Charter of the Audit Committee, among other things. These measures are set forth in Exhibit B to the Stipulation.

Heckmann and the SLC acknowledge and agree that the Corporate Governance Reforms, additions, amendments, or formalizations identified in Exhibit A and Exhibit B attached hereto confer substantial benefits upon Heckmann and its shareholders.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

VII.	DISMISSAL AND RELEASES

In connection with the Court’s approval of the Settlement, Plaintiff will file a dismissal with prejudice of all claims asserted by Plaintiff on behalf of Heckmann and against the Individual Defendants in the Action.

Upon the Effective Date, Heckmann and Plaintiff’s Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiff’s Released Claims (including Unknown Claims) against Defendants’ Released Parties. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

Upon the Effective Date, the Defendants’ Released Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged Defendants’ Released Claims (including Unknown Claims) against Plaintiff’s Releasing Parties. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

VIII.	PLAINTIFF’S ATTORNEYS’ FEES AND EXPENSES

After negotiating the substantive terms of the settlement, the Settling Parties discussed a fair and reasonable sum to be paid to Plaintiff’s Counsel for their attorneys’ fees and expenses. In recognition of the substantial benefits conferred upon Heckmann as a direct result of the prosecution and Settlement of the Action, and subject to Court approval, the Company shall deliver to Plaintiff’s Counsel the agreed-to amount of 558,660 shares of unrestricted Heckmann common stock (the “Stock Amount”) and shall cause Defendants’ insurers to pay Plaintiff’s Counsel the agreed-to amount of $300,000 (the “Cash Amount”) (collectively, the “Fee and Expense Amount”). To date, Plaintiff’s Counsel have neither received any payment for their services in conducting the Action, nor have counsel been reimbursed for their out-of-pocket expenses incurred. The Plaintiff and the Company believe that the agreed-to Fee and Expense Amount is within the range of attorneys’ fees and expenses approved by courts under similar circumstances in litigation of this type. Neither the Individual Defendants nor Heckmann’s shareholders are personally liable for the Fee and Expense Amount.

In addition, Plaintiff’s Counsel may apply to the Court for an incentive amount of 3,660 shares of unrestricted Heckmann common stock for the Plaintiff, only to be paid upon Court

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

approval and to be paid from Plaintiff’s Counsel’s Fee and Expense Amount, in recognition of Plaintiff’s participation and effort in the prosecution of the Action (the “Incentive Amount”). Neither Heckmann nor any of the Individual Defendants shall be liable for any portion of any Incentive Amount.

IX.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Current Heckmann Shareholder may object and/or appear and show cause, if he, she, or it has any reason why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the Fee and Expense Amount and the Incentive Amount should not be approved. However, unless otherwise ordered by the Court, no Current Heckmann Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee and Expense Amount and the Incentive Amount, unless that shareholder has, at least fourteen calendar days prior to the Settlement Hearing:

(1) filed with the Clerk of the Court a written objection to the settlement setting forth:

(a)	the nature of the objection;

(b)	proof of current ownership of Heckmann common stock, including the number of shares of Heckmann common stock and the date of purchase, as well as documentary evidence of when such stock ownership was acquired; and

(c)	any documentation in support of such objection.

(2) If a Current Heckmann Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court:

(a)	written notice of such shareholder’s intention to appear;

(b)	a statement that indicates the basis for such appearance; and

(c)	the identities of any witnesses, if any, the shareholder intends to call at the Settlement Hearing and a statement as to the subject of their testimony.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

If a Current Heckmann Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Clerk of the Court Riverside Superior Court Indio Larson Justice Center 46-200 Oasis Street Indio, CA 92201 Brian J. Robbins Craig W. Smith Jenny L. Dixon Gina Stassi ROBBINS ARROYO LLP	Koji Fukumura Mary Kathryn Kelley Ryan E. Blair COOLEY LLP 4401 Eastgate Mall San Diego, CA 92121 Counsel for Special Litigation Committee of Nominal Defendant Heckmann Corporation
600 B Street, Suite 1900 San Diego, CA 92101 Martin Lax THE LAW OFFICE OF MARTIN LAX 42-580 Caroline Court, Suite A Palm Desert, CA 92211 Counsel for Plaintiff

Robert W. Brownlie

Gerard A. Trippitelli

Veronica L. Jackson

DLA PIPER LLP (US)

401 B Street, Suite 1700

San Diego, CA 92101

Counsel for defendants Richard J.

Heckmann, Donald G. Ezzell, Lou L.

Holtz, Alfred E. Osborne, Jr., Dan Quayle,

Andrew D. Seidel, Edward A. Barkett and

Nominal Defendant Heckmann Corporation

Unless otherwise ordered by the Court, any Current Heckmann Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, to Plaintiff’s Counsel’s Fee and Expense Amount or the Incentive Amount, or to otherwise be heard, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

X.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (i) approval of the Settlement by Heckmann’s Board, which Defendants’ Counsel represent has already been accomplished; (ii) Court approval

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

of the Settlement and approval of the content and method of providing the Notice to Current Heckmann Shareholders, and the subsequent dissemination of the Notice to Current Heckmann Shareholders; (iii) Court entry of the Judgment, in all material respects in the form set forth as Exhibit E to the Stipulation, approving the Settlement without awarding costs to any party, except as provided herein; (iv) the payment and distribution of the Fee and Expense Amount in accordance with paragraph 4 of the Stipulation; and (v) the Judgment has become Final. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be canceled and terminated and, if terminated, will become null and void; and the parties to the Stipulation will be restored to their respective positions as of March 31, 2013.

XI.	EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which may be viewed on the website of Heckmann:

( http://ir.heckmanncorp.com/phoenix.zhtml?c=217286&p=irol-DerivativeSettlement), as well as the website of Robbins Arroyo LLP (http://www.robbinsarroyo.com/notices.html). You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, Larson Justice Center, 46-200 Oasis Street, Indio, California 92201. Or you can call Plaintiff’s Counsel, Robbins Arroyo LLP, 600 B Street, Suite 1900, San Diego, California 92101, Telephone: (619) 525-3990, for additional information concerning the Settlement.

PLEASE DO NOT TELEPHONE THE COURT OR HECKMANN

REGARDING THIS NOTICE.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION